EXHIBIT 99.1

ORITANI BANK ANNOUNCES THE RETIREMENT OF THOMAS GUINAN AS ITS EXECUTIVE VICE PRESIDENT AND CHIEF LENDING OFFICER EFFECTIVE AS OF JANUARY 2, 2018, AND THE ELECTION OF KURT BREITENSTEIN AS ITS CHIEF LENDING OFFICER

Township of Washington, N.J., December 27, 2017 – Oritani Bank, the wholly owned subsidiary of Oritani Financial Corp. (NASDAQ: ORIT), today announced that Thomas Guinan will retire as Executive Vice President and Chief Lending Officer of Oritani Bank and Oritani Financial Corp., effective January 2, 2018. Mr. Guinan has been employed by Oritani Bank since 2003.

Kevin J. Lynch, Chairman, President and CEO of Oritani Bank, commented that we "regret losing the valuable services of Tom Guinan, who has been a key member of the Oritani team for the last 14 years.  Tom was instrumental in building our commercial real estate loan portfolio, and his knowledge and expertise has been a key component in the success of Oritani as a well respected lender in the commercial real estate market. I wish Tom all the best in his retirement."

Mr. Lynch further stated "I am pleased to announce that the Board of Directors of Oritani Bank has elected Kurt Breitenstein as our Chief Lending Officer to succeed Tom Guinan.  Kurt has been with Oritani Bank since 2016 and he has over 25 years of experience in Commercial Lending and previously held senior commercial loan officer positions with major Banks in the area."

About the Company
Oritani Financial Corp. is the holding company for Oritani Bank, a New Jersey state chartered bank offering a full range of retail and commercial loan and deposit products. Oritani Bank is dedicated to providing exceptional personal service to its individual and business customers. The Bank currently operates its main office and 25 full service branches in the New Jersey Counties of Bergen, Hudson, Essex and Passaic. For additional information about Oritani Bank, please visit www.oritani.com.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including those risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2017 and the following: those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information contact:
Kevin J. Lynch
Chairman, President and Chief Executive Officer
Oritani Financial Corp.
(201) 664-5400

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